UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2026

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Junior Subordinated Indenture and Supplemental Indenture

On March 27, 2026, Puget Energy, Inc. (the “Company”) entered into a Junior Subordinated Indenture, dated as of March 27, 2026 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of March 27, 2026 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), with Computershare Trust Company, National Association, as trustee. Pursuant to the Indenture, the Company issued $450,000,000 aggregate principal amount of 7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series A (the “Series A Notes”) and $450,000,000 aggregate principal amount of 7.250% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, Series B (the “Series B Notes” and together with the Series A Notes, the “Notes”).

The Series A Notes will mature on September 15, 2056. The Series A Notes will bear interest (i) from and including March 27, 2026 to, but excluding, September 15, 2031, at an annual rate of 7.000% and (ii) from and including September 15, 2031, during each Series A Interest Reset Period (as defined in the Indenture) at an annual rate equal to the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days as of the most recent determination date (the “Five-Year Treasury Rate”), plus 2.961%; provided, that the interest rate during any Series A Interest Reset Period will not reset below 7.000% (which equals the initial interest rate on the Series A Notes).

The Series B Notes will mature on September 15, 2056. The Series B Notes will bear interest (i) from and including March 27, 2026 to, but excluding, September 15, 2036, at an annual rate of 7.250% and (ii) from and including September 15, 2036 during each Series B Interest Reset Period (as defined in the Indenture) at an annual rate equal to the Five-Year Treasury Rate, plus 2.848%; provided, that the interest rate during any Series B Interest Reset Period will not reset below 7.250% (which equals the initial interest rate on the Series B Notes). The Notes are the Company’s unsecured junior subordinated obligations and will rank junior in right of payment to all of the Company’s senior indebtedness. The Notes will rank equally in right of payment with all of the Company’s existing and future junior indebtedness.

The Company may redeem the Series A Notes at its option before their maturity: (i) in whole or in part on one or more occasions at a price equal to 100% of the principal amount of the Series A Notes to be redeemed, plus accrued and unpaid interest, on any day in the period commencing on the date falling 90 days prior to September 15, 2031 and ending on and including September 15, 2031 and, after September 15, 2031, on any interest payment date for the Series A Notes; (ii) in whole, but not in part, at 100% of their principal amount, plus any accrued and unpaid interest thereon, if certain changes in tax laws, regulations or interpretations occur; or (iii) in whole, but not in part, at 102% of their principal amount, plus any accrued and unpaid interest thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Series A Notes.

The Company may redeem the Series B Notes at its option before their maturity: (i) in whole or in part on one or more occasions at a price equal to 100% of the principal amount of the Series B Notes to be redeemed, plus accrued and unpaid interest, on any day in the period commencing on the date falling 90 days prior to September 15, 2036 and ending on and including September 15, 2036 and, after September 15, 2036, on any interest payment date for the Series B Notes; (ii) in whole, but not in part, at 100% of their principal amount, plus any accrued and unpaid interest thereon, if certain changes in tax laws, regulations or interpretations occur; or (iii) in whole, but not in part, at 102% of their principal amount, plus any accrued and unpaid interest thereon, if a rating agency makes certain changes in the equity credit criteria for securities such as the Series B Notes.

Upon the occurrence of a Change of Control Event (as defined in the Indenture) with respect to either or both series of Notes, the Company may redeem such series of Notes, in whole but not in part, at a redemption price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding the date of redemption. If no change of control redemption is made by the Company following the occurrence of a Change of Control Event and no redemption notice for any other specified reason is given, the per annum interest rate on such series of Notes will increase by an additional 5% from and including the date on which the applicable notice of a Change of Control Event is sent to holders.

The Notes were offered within the United States only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. purchasers under Regulation S under the Securities Act, in an offering exempt from the registration requirements of the Securities Act. Unless registered under the Securities Act, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Base Indenture, a copy of which is filed as Exhibit 4.1 to this Report, and the Supplemental Indenture (including the forms of Notes attached thereto), a copy of which is filed as Exhibit 4.2 to this Report.

Registration Rights Agreement

On March 27, 2026, in connection with the issuance of the Notes, the Company agreed, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC and each of the other initial purchasers named in Schedule A (the “Initial Purchasers”) to the Purchase Agreement dated March 24, 2026 among the Company and the Initial Purchasers (the “Purchase Agreement”), to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. If the Company fails to comply with these obligations on time (each a “registration default”), the Company will be required to pay additional interest at a rate of 0.25% per annum for the first 90-day period following a registration default and an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue (provided that such rate may not exceed 1.00% per annum).

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Report.

Certain Relationships

Certain Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions. Affiliates of all of the Initial Purchasers are also agents and/or lenders under the Company’s senior secured credit facility and may receive customary fees related thereto. The Company intends to use the proceeds from this offering to pay down approximately $430 million outstanding balance on its senior secured credit facility bearing a floating interest rate based on the Secured Overnight Financing Rate and which matures in May of 2027, and for general corporate purposes, which may include capital contributions to Puget Sound Energy, Inc.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Purchase Agreement

On March 24, 2026, the Company entered into the Purchase Agreement with the Initial Purchasers with respect to the initial purchase and sale of the Notes. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Junior Subordinated Indenture dated as of March 27, 2026 between Puget Energy, Inc. and Computershare Trust Company, National Association, as Trustee

4.2	First Supplemental Indenture dated as of March 27, 2026 between Puget Energy, Inc. and Computershare Trust Company, National Association, as Trustee relating to Puget Energy’s Series A Notes and Series B Notes

4.3	Registration Rights Agreement, dated as of March 27, 2026, among Puget Energy, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, as representatives of the several initial purchasers party thereto

99.1	Purchase Agreement, dated as of March 24, 2026, among Puget Energy, Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, as representatives of the several initial purchasers party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Dated: March 27, 2026	By:	/s/ Jamie Martin
	Name:	Jamie Martin
	Title:	Senior Vice President and Chief Financial Officer